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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 1996, appearing on page F-2 of the Financial Statements of AutoImmune Inc. on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, as listed on page F-1 on Form 10-K for the year ended December 31, 1995.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts
May 22, 1996